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Exhibit 23(a)

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in Protective Life Corporation and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated March 3, 2003 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Birmingham, Alabama
May 2, 2003

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  Exhibit 23(a)
Consent of Independent Accountants